                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)



                         BANK ONE, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

    A National Banking Association                        36-0899825
                                                          (I.R.S. employer
                                                          identification number)

1 Bank One Plaza, Chicago, Illinois                       60670-0120
(Address of principal executive offices)                  (Zip Code)

                                 Bank One, N.A.
              1 Bank One Plaza, Suite IL1-0120, The Law Department
                          Chicago, Illinois 60670-0120
             Attn: Sandra L. Caruba, Senior Counsel, (312) 336-9436
            (Name, address and telephone number of agent for service)


                            THE BRICKMAN GROUP, LTD.
               (Exact name of obligor as specified in its charter)


         Delaware                                         23-2949247
   (State or other jurisdiction of                        (I.R.S. employer
   incorporation or organization)                         identification number)


375 South Flowers Mill Road
Langhorne, Pennsylvania                                   19047
(Address of principal executive offices)                  (Zip Code)



              11-3/4% Senior Subordianted Notes due 2009, Series B
                     Guarantees of Senior Subordinated Notes
                         (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.,The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.   A copy of the existing by-laws of the trustee.*

          5.   Not Applicable.

          6.   The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not Applicable.

          9.   Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and the State of Illinois, on this 23rd day of January, 2003.

                      Bank One, N.A.,
                      Trustee

                      By   /s/ Sandra L. Caruba
                         -------------------------------------------------------
                           Sandra L. Caruba
                           Senior Counsel

* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One, N.A., filed as
Exhibit 25 to the Registration Statement on Form S-3 of Household Finance Corporation filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-33240).

                                    EXHIBIT 6

                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT

                                                                January 23, 2003


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

          In connection with the qualification of an indenture between The Brickman Group, Ltd. and Bank One, N.A., the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                  Very truly yours,

                                  Bank One, National Association

                                  By      /s/ Sandra L. Caruba
                                     -----------------------------------------
                                          Sandra L. Caruba
                                          Senior Counsel

Bank One, NA                                                           FFIEC 031
------------------------------
Legal Title of Bank                                                    RC-1

Chicago                                                                ------
------------------------------                                           11
City                                                                   ------

IL                     60670
------------------------------
State                Zip Code

Transmitted to EDS as 0213433 on 11/13/02 at 13:58:16 CST
FDIC Certificate Number - 03618

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                 Dollar Amounts in Thousands  RCFD  Bll  Mll   Thou
-----------------------------------------------------------------------------------------------------------------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):
    a. Noninterest-bearing balances and currency and coin (1)__________________________________0081      18,533,000 1.a
    b. Interest-bearing balances (2)___________________________________________________________0071       2,933,000 1.b
2.  Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A)______________________________1754               0 2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)____________________________1773      46,289,000 2.b
3.  Federal funds sold and securities purchased under agreements to resell:                    RCON
    a. Federal funds sold in domestic offices__________________________________________________B987       8,550,000 3.a
                                                                                               RCFD
    b. Securities purchased under agreements to resell (3)_____________________________________B989       1,424,000 3.b
4.  Loans and lease financing receivables (from Schedule RC-C):
    a. Loans and leases held for sale__________________________________________________________5369       2,810,000 4.a
    b. Loans and leases, net of unearned income____________________________B528   113,615,000                       4.b
    c. LESS: Allowance for loan and lease losses___________________________3123     2,984,000                       4.c
    d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)_____________B529     110,631,000 4.d
5.  Trading assets (from Schedule RC-D)________________________________________________________3545       5,067,000 5
6.  Premises and fixed assets (including capitalized leases)___________________________________2145       1,178,000 6
7.  Other real estate owned (from Schedule RC-M)_______________________________________________2150          73,000 7
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)___2130         171,000 8
9.  Customers' liability to this bank on acceptances outstanding_______________________________2155         219,000 9
10. Intangible assets:
    a. Goodwill________________________________________________________________________________3163         510,000 10.a
    b. Other intangible assets (from Schedule RC-M)____________________________________________0426           1,000 10.b
11. Other assets (from Schedule RC-F)__________________________________________________________2160       7,855,000 11
12. Total assets (sum of items 1 through 11)___________________________________________________2170     206,244,000 12

_______

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Bank One, NA                                                           FFIEC 031
----------------------------------------------------------
Legal Title of Bank                                                    RC-2
Transmitted to EDS as 0213433 on 11/13/02 at 13:58:16 CST

FDIC Certificate Number-03618                                          [12]

Schedule RC--Continued
                                                     Dollar Amounts in Thousands         Bil Mil Thou
-----------------------------------------------------------------------------------------------------

LIABILITIES
13.  Deposits:
     a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,   RCON
        part I)_____________________________________________________________________2200  111,004,000   13.a
        (1) Noninterest-bearing (1)_________________________[6631]   [41,460,000]                       13.a.1
                                                             ----     ----------
        (2) Interest-bearing________________________________[6636]   [69,544,000]                       13.a.2
                                                             ----     ----------
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs               RCFN
        (from Schedule RC-E, part II)_______________________________________________2200   22,952,000   13.b
        (1) Noninterest-bearing_____________________________[6631]      [850,000]                       13.b.1
                                                             ----        -------
        (2) Interest-bearing________________________________[6636]   [22,102,000]                       13.b.2
                                                             ----     ----------
14.  Federal funds purchased and securities sold under agreements to repurchase:    RCON
     a. Federal funds purchased in domestic offices (2)_____________________________B993    7,440,000   14.a
                                                                                    RCFD
     b. Securities sold under agreements to repurchase (3)__________________________B995    8,927,000   14.b
15.  Trading liabilities (from Schedule RC-D)_______________________________________3548    4,784,000   15
16.  Other borrowed money (includes mortgage indebtedness and obligations
     under capitalized leases) (from Schedule RC-M)_________________________________3190   22,113,000   16
17.  Not applicable
18.  Bank's liability on acceptances executed and outstanding_______________________2920      219,000   18
19.  Subordinated notes and debentures (4)__________________________________________3200    4,564,000   19
20.  Other liabilities (from Schedule RC-G)_________________________________________2930    8,321,000   20
21.  Total liabilities (sum of items 13 through 20)_________________________________2948  190,324,000   21
22.  Minority interest in consolidated subsidiaries_________________________________3000       63,000   22
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus__________________________________3838            0   23
24.  Common stock___________________________________________________________________3230      201,000   24
25.  Surplus (exclude all surplus related to preferred stock)_______________________3839    8,457,000   25
26.  a. Retained earnings___________________________________________________________3632    6,936,000   26.a
     b. Accumulated other comprehensive income (5)__________________________________B530      263,000   26.b
27.  Other equity capital components (6)____________________________________________A130            0   27
28.  Total equity capital (sum of items 23 through 27)______________________________3210   15,857,000   28
29.  Total liabilities, minority interest, and equity capital (sum of
     items 21, 22, and 28)__________________________________________________________3300  206,244,000   29

Memorandum
To be reported with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that best
     describes the most comprehensive level of auditing work performed for          RCFD     Number
     the bank by independent external auditors as of any date during 2002___________6724        N/A     M.1


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 =  Review of the bank's financial statements by external auditors

7 =  Compilation of the bank's financial statements by external auditors

8 =  Other audit procedures (excluding tax preparation work)

9 =  No external audit work

--------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."

(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)  Includes limited-life preferred stock and related surplus.

(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)  Includes treasury stock and unearned Employee Stock Ownership Plan shares.